Exhibit 10.5

Management Services Agreement

By and Between

AMERICAN AWS-3 WIRLESS II L.L.C.

and

NORTHSTAR WIRELESS, LLC

September 12, 2014

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into this 12th day of September 2014 (the “Effective Date”), by and between AMERICAN AWS-3 WIRELESS II L.L.C., a Colorado limited liability company (“American II”), and NORTHSTAR WIRELESS, LLC, a Delaware limited liability company (the “License Company”).  Individually, each of American and the License Company is a “Party” and collectively they are “Parties.”

RECITALS

WHEREAS, the License Company is participating in the Auction and the related Auction Process;

WHEREAS, in the event that the License Company is a Winning Bidder in the Auction, the Parties intend that American II will provide management services with respect to the network build-out and operation of the License Company Systems;

WHEREAS, the License Company desires to enter into an arrangement for the management of the build-out and operation of the License Company Systems, at all times subject to the License Company’s oversight, review, supervision and control; and

WHEREAS, American II desires to provide such management services for the License Company Systems pursuant to the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1                               Definitions

For purposes of this Agreement, and in addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“ADA” shall have the meaning set forth in Section 17.1.

“Adverse FCC Action” shall have the meaning set forth in Section 17.22(a).

“Adverse FCC Action Reformation” shall have the meaning set forth in Section 17.22(a).

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“Affiliate” shall mean, with respect to a Person, any other Person that either directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person at any time during the period for which the determination of affiliation is being made; provided, however, that for purposes of this Agreement, EchoStar Corporation and EchoStar Corporation’s direct and indirect subsidiaries will not be considered or deemed to be Affiliates of American II.  For the avoidance of doubt, for purposes of this Agreement, American II is not an Affiliate of the License Company.

“Agreement” shall have the meaning set forth in the preamble.

“Allocated Costs” shall have the meaning given in Section 7.1(a)(ii).

“American II” shall have the meaning set forth in the preamble.

“Applicable Law” means with respect to any Person, any federal, state, local or foreign law, statute, ordinance, rule, regulation, Judgment, order, injunction or decree or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date of execution of this Agreement or thereafter, and in each case as amended, applicable to such Person or its Affiliates or their respective assets, including the FCC Rules.

“Auction” means the forthcoming auction of licenses to use spectrum in the 1695-1710 MHz (“Unpaired Block”) and 1755-1780/2155-2180 MHz (“Paired Block”) bands in an auction designated by the FCC as Auction Number 97 and that is currently scheduled by the FCC to begin on November 13, 2014, as the same may be rescheduled or modified by the FCC.

“Auction Benefits” means the eligibility of the License Company and its Subsidiaries to hold any of the Licenses for which the License Company is the Winning Bidder in the Auction and the ability of the License Company and each of its Subsidiaries to realize the twenty five percent (25%) Bidding Credits that it derives from its status as a Qualified Person without the payment of unjust enrichment penalties with respect to such Bidding Credits.

“Auction Process” means the process and procedure through which those licenses being auctioned by the FCC in the Auction are being offered to qualified bidders commencing with preparation and filing of FCC Form 175 for the Auction through the award of any License for which the License Company is the Winning Bidder.

“Bidding Credit” means, with respect to any License for which License Company was the Winning Bidder in the Auction, an amount equal to the excess of the gross winning bid placed in the Auction by License Company for such License over the net winning bid placed in the Auction by License Company for such License.

“Breach Notice” shall have the meaning set forth in Section 10.2(a)(i).

“Build-Out” means the construction of a fixed or mobile wireless system in accordance with Applicable Law, including the FCC Rules.

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“CALEA” means the Communications Assistance for Law Enforcement Act of 1994 (47 U.S.C. § 1001 et seq.).

“Claim” shall have the meaning set forth in Section 13.1.

“Construction Group” shall have the meaning set forth in Section 9.1(b).

“Construction Plan” shall have the meaning set forth in Section 9.1(d).

“Construction Requirement” means those requirements of 47 C.F.R. Section 27.14(s) that must be satisfied by one holding a license that was offered in the Auction prior to the expiration of the initial term of such license.

“Construction Schedule” shall have the meaning set forth in Section 9.1(b).

“Control” (including the correlative meanings of the terms “Controlled by,” “Controlling” and “under Common Control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Credit Agreement” means the Credit Agreement by and among the License Company, Northstar Spectrum, LLC, and American II, of even date herewith, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Economic Element” shall have the meaning set forth in Section 17.22(a).

“Effective Date” shall have the meaning set forth in the preamble.

“Equity Interests” means capital stock, partnership interests, limited liability company interests or other ownership or beneficial interests of any Person.

“Failed Services” shall have the meaning set forth in Section 10.3.

“FCC” means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

“FCC Rules” means the Communications Act of 1934, as amended by, inter alia, the Telecommunications Act of 1996, codified at 47 U.S.C. § 151 et seq., as it may be amended in the future, including the rules and regulations established by the FCC and codified in Title 47 of the Code of Federal Regulations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time hereafter, and effective orders, rulings, and public notices of the FCC.

“Final Order” means an order as to which the time for filing a request for administrative or judicial relief, or for instituting administrative review sua sponte, shall have expired without

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any such filing having been made or notice of review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the order and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

“Fiscal Year” shall have the meaning set forth in Section 6 of the License Company LLC Agreement.

“GAAP” means generally accepted accounting principles as used in the United States by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, as in effect from time to time.

“Governmental Authority” shall mean any government or political subdivision thereof, whether domestic or foreign, including any national, state, regional, provincial, county, city, municipal, local or other governmental department, ministry, commission, board, bureau, agency, regulatory body or authority, instrumentality, judicial or administrative body, having jurisdiction over the matter or matters in question, including the FCC.

“Indemnified Party” shall have the meaning set forth in Section 13.1.

“Indemnifying Party” shall have the meaning set forth in Section 13.1.

“Independent Contractor” means a Person unaffiliated with American II who provides services involved in the Build-Out or operation of the License Company Systems.

“Initial Application Date” means September 12, 2014.

“Initial Grant Date” means, with respect to any License for which the License Company is the Winning Bidder, the date on which such License is granted by the FCC as set forth on the face of such License.

“Intellectual Property” means any patents, patent applications, copyrights, trade secrets, software, domain names, and domains (e.g., top level domains) and associated trade dress, but specifically excludes Trademarks.

“LLC Agreement” means that certain Limited Liability Company of Northstar Spectrum, LLC between Northstar Manager, LLC and American II of even date herewith, as amended, amended and restated, supplemented or otherwise modified from time to time.

“License” means any license (a) issued by the FCC to the License Company for which the License Company is the Winning Bidder in the Auction or (b) any other license issued by the FCC (i) now to the License Company or any of its Subsidiaries or (ii) hereafter held by the License Company or any of its Subsidiaries.

“License Company” shall have the meaning set forth in the preamble.

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“License Company LLC Agreement” means the Limited Liability Company Agreement of the License Company entered into as of September 12, 2014.

“License Company Market” shall have the meaning set forth in Section 9.1(a).

“License Company System(s)” means the fixed or mobile wireless system(s) licensed to, constructed and operated by the License Company and/or any of its Subsidiaries or to be constructed and operated, by the License Company’s Subsidiaries for the purpose of providing service authorized under a License or Licenses in each of the License Company Markets.

“License Payment Date” means the date by which the post-Auction down payment on any license for which the License Company was the Winning Bidder must be made.

“Market” means the geographic area(s) in which a Person is authorized to provide fixed or mobile wireless service under a license issued by the FCC.

“Meet and Confer Period” shall have the meaning set forth in Section 10.2(a)(i).

“Non-American II Members” shall have the meaning set forth in Section 17.22(a).

“Out-of-Pocket Expenses” shall have the meaning given in Section 7.1(a)(i).

“Parent Company” means Northstar Spectrum, LLC, a Delaware limited liability company.

“Party” or “Parties” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization, Governmental Authority or other entity.

“Proprietary Information” means information of a confidential and proprietary nature that a Party has the right to possess, and that the Party maintains in confidence.

“Qualified Person” means a Person that qualifies as a “very small business” under the terms of FCC Rules applicable to the Auction in effect on the Initial Application Date, including but not limited to Sections 1.2110(b)(1) and 27.1106(a)(2) of the FCC Rules in effect on the Initial Application Date.

“Shared Services” means the platforms and services listed in Exhibit A attached hereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Subscribers” means the Persons subscribing to fixed or mobile wireless services offered by the applicable provider.

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“Subsidiary” of any Person means any other Person with respect to which either (i) more than fifty percent (50%) of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) or (ii) more than fifty percent (50%) of the Equity Interests of such other Person is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantees” shall have the meaning set forth in Section 17.24.

“Subsidiary Guarantor” shall have the meaning set forth in Section 17.24.

“Supervising Officer” shall have the meaning set forth in Section 6.1.

“Systems Manager(s)” shall have the meaning set forth in Section 5.1(a).

“Technical Services Plan” shall have the meaning given in Section 9.1(f).

“Telecommunications Carrier” shall have the meaning set forth in the FCC Rules.

“Trademark License Agreement” means the Trademark License Agreement between the License Company and DISH Network L.L.C. of even date with this Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Trademarks” means trademarks, service marks, trade names, logos, and brands.

“Voting Securities” means Equity Interests of a Person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such Person.

“Winning Bidder” shall mean a Person who is the winning bidder in the Auction for a License offered by the FCC therein (a) as set forth in the FCC’s post-Auction public notice identifying Auction winning bidders or (b) by virtue of having accepted the FCC’s offer of a License for the amount of its final Auction net bid therefore following the default of the winning bidder for that License described in clause (a) of this definition.

ARTICLE II.

OBLIGATIONS OF MANAGER/OPERATION OF SYSTEM

2.1                               General

American II shall, in accordance with directions and guidance from the License Company and subject to the limitations on American II’s authority described in ARTICLE IV, build-out,

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manage and operate the License Company Systems.  To this end, American II shall provide or, as agent of the License Company and its Subsidiaries, shall arrange for (a) administrative, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary to administer the License Company Systems; (b) operational, engineering, construction, maintenance, repair and such other technical services as may be necessary to complete the Build-Out and operate the License Company Systems; (c) marketing, sales, advertising and such other promotional services as may be necessary to market the products and services of the License Company Systems; provided that the License Company shall determine the nature and type of services offered using the License Company Systems, the terms upon which the License Company Systems’ services are offered, and the prices charged for its services; and (d) subject to Section 4.1 and Section 4.2(b)(ii), and as requested by the License Company, assistance in the preparation of filings with regulatory authorities and in the negotiation of transactions with respect to the Licenses.  Without limiting the foregoing, American II’s management services provided under this Agreement also shall include the Shared Services described on Exhibit A attached hereto.  The License Company shall compensate American II for the build-out, management and operation of the License Company Systems, including the Shared Services, in accordance with the terms of ARTICLE VII of this Agreement.

2.2                               Specific Responsibilities

American II shall, in accordance with directions and guidance from, and in consultation with, the License Company and in accordance with the License Company’s annual business plan and budget, and in all cases subject to the limitations on American II’s authority described in ARTICLE IV, supervise, directly or through agents or subcontractors, the day-to-day build-out and operation of the License Company Systems, and supervise additional activities integral to the operation of the License Company Systems, such as:

(a)                                 negotiating, as agent for the License Company and its Subsidiaries, such agreements as may be necessary for the provision of services, supplies, office or other types of space, utilities, insurance, concessions and the like;

(b)                                 implementing plans for the construction of the License Company Systems in accordance with the Technical Services Plan to be developed in consultation with the License Company;

(c)                                  implementing promotional programs, including the negotiation, as agent for the License Company and its Subsidiaries, of resale and/or agency arrangements;

(d)                                 implementing mechanisms and systems for billing for the products and services provided by the License Company Systems or entering into arrangements to procure on behalf of the License Company and its Subsidiaries such billing mechanisms and systems;

(e)                                  implementing plans for the maintenance of the License Company Systems and for monitoring the performance of the License Company Systems;

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(f)                                   implementing sales and marketing plans for the services to be provided by the License Company Systems, including arrangements for roaming agreements, retaining necessary sales personnel and technical support for sales operations, and arranging for appropriate marketing vehicles for the sale of the License Company’s services and associated equipment; and

(g)                                  subject to Section 4.1 and Section 4.2(b)(ii), assisting the License Company and its Subsidiaries in the preparation of filings, applications, reports and other matters with Governmental Authorities.

2.3                               Service

American II shall inform the License Company of any services that American II recommends be offered using the License Company Systems, and, at the reasonable request of the License Company, American II shall evaluate and present its recommendations regarding any other service that may be offered using the License Company Systems.  The License Company, at its sole discretion, shall decide whether to cause the License Company Systems or a portion of them to participate in any such plans.

2.4                               Performance Standards

American II and the License Company shall, promptly following the Effective Date and on such periodic basis thereafter as the Parties may agree, develop performance standards to which American II shall conform in performing its obligations under this Agreement.  The performance standards shall include such measurement elements as are standard in the industry, modified or adjusted as appropriate for the specific Markets for which the License Company or any of its Subsidiaries holds Licenses.  The quality of the products and services offered by the License Company and its Subsidiaries shall be at least as high as the quality of similar products and services provided by a majority of the fixed or mobile wireless systems owned, controlled or operated by American II and its Affiliates.  American II and the License Company shall jointly review these standards periodically, and American II shall recommend to the License Company such modifications to the standards as may be viewed by American II to be appropriate so that the License Company Systems are competitive with other fixed or mobile wireless operators in the Market and nationwide.

ARTICLE III.

SEPARATENESS COVENANTS

3.1                               Separateness Covenants

(a)                                 The License Company and each Subsidiary Guarantor shall, and each shall cause each of its Subsidiaries to, (i) to the extent that such entities have one or more deposit accounts, each maintain their own deposit account or accounts, separate from the accounts of

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American II and its Subsidiaries and joint ventures, with commercial banking institutions and (ii) not commingle their funds with those of American II or any of its Subsidiaries or joint ventures.

(b)                                 The License Company and each Subsidiary Guarantor shall, and each shall cause each of its Subsidiaries to, maintain separate addresses from the addresses of American II and its Subsidiaries and joint ventures, or to the extent the License Company or any of its Subsidiaries may have offices in the same location as American II or any of its Subsidiaries or joint ventures, to maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense.

(c)                                  The License Company and each Subsidiary Guarantor shall, and each shall cause each of its Subsidiaries to, (i) each maintain its separate status as a limited liability company and (ii) each conduct its affairs in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable;

(d)                                 The License Company and each Subsidiary Guarantor shall not, and each shall not permit any of its Subsidiaries to, (i) assume or guarantee any of the liabilities of, or pledge any of its assets as security for the liabilities of, American II or any of its Subsidiaries or joint ventures or (ii) hold out the credit of American II or any of its Subsidiaries or joint ventures as being able to satisfy the obligations of the License Company or any of its Subsidiaries (which shall be deemed not to refer to any disclosure by the License Company or any of its Subsidiaries of any capital contributions or loans that American II or any of its Subsidiaries is required to make to the License Company or any of its Subsidiaries or of any other obligations that American II or any of its Subsidiaries is required to perform for the benefit of the License Company or any of its Subsidiaries), except with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by American II or any of its Subsidiaries in writing;

(e)                                  The License Company and each Subsidiary Guarantor shall not, and each shall cause each of its Subsidiaries not to, authorize the use of its name or trademarks or service marks by American II or any of its Subsidiaries or joint ventures, except pursuant to a written license agreement;

(f)                                   The License Company and each Subsidiary Guarantor shall not, and each shall not permit any of its Subsidiaries to, except as permitted under the Trademark License Agreement, conduct its own business with suppliers of goods and services, lenders or purchasers of securities in the name of American II or any of its Subsidiaries or joint ventures; and

(g)                                  If the License Company or any Subsidiary Guarantor obtains actual knowledge that American II or any of its Subsidiaries or joint ventures has represented or

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indicated to any supplier of goods and services to, lender to or purchaser of securities of the License Company or any of its Subsidiaries that the credit of American II or any of its Subsidiaries or joint ventures is available to satisfy the obligations of the License Company or any of its Subsidiaries (which shall be deemed not to refer to any disclosure by American II or any of its Subsidiaries or joint ventures of any capital contributions or loans that American II or any of its Subsidiaries is required to make to the License Company or any of its Subsidiaries or of any other obligations that American II or any of its Subsidiaries is required to perform for the benefit of the License Company or any of its Subsidiaries), other than with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by American II or any of its Subsidiaries in writing, then such Party shall, and shall cause each of its Subsidiaries to, provide written notice to any person to whom such representation or indication was made, to make clear that the credit of American II and its Subsidiaries and joint ventures is not available to satisfy the obligations of the License Company or any of its Subsidiaries, other than with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by American II or any of its Subsidiaries in writing.

ARTICLE IV.

AUTHORITY

4.1                               General

It is the Parties’ express intention, understanding and agreement that Northstar Spectrum, LLC, as the sole member and manager of the License Company, shall retain authority and ultimate control over the day-to-day operations of the License Company and its Subsidiaries; the determination and implementation of policy and business strategy; the preparation and filing of all materials with the FCC and other Governmental Authorities; the employment, supervision and dismissal of all personnel providing services under this Agreement; the payment of all financial obligations and operating expenses (except for Out-of-Pocket Expenses and Allocated Costs, which shall be reimbursed by the License Company pursuant to ARTICLE VII) and the negotiation and execution of all contracts to be entered into by the License Company or any of its Subsidiaries.  The Parties agree that the License Company and its Subsidiaries shall retain unfettered use of, and unimpaired access to, all facilities and equipment associated with the License Company Systems and shall receive all monies and profits and bear the risk of loss from the operation of the License Company Systems.  Nothing in this Agreement is intended to, nor shall it be construed to, give American II de jure or de facto control over the License Company, its Subsidiaries, the Licenses, or the License Company Systems.  Notwithstanding any other provision in this Agreement, (i) no obligations to third parties (other than American II by virtue of the Subsidiary Guarantees) shall be incurred hereunder by or on behalf of any Subsidiary of the License Company that holds Licenses and (ii) American II shall not cause any of the Subsidiaries of the License Company that hold Licenses to incur any obligation or liability to third parties (other than American II by virtue of the Subsidiary Guarantees) nor shall American II permit any of its agents, representatives or Independent Contractors to do so.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

4.2                               Specific Limitations

(a)                                 In addition to those matters elsewhere listed in this Agreement for which the License Company’s prior approval is required, American II shall not have authority to undertake any of the following actions without the License Company’s prior written authority:

(i)                                     modify an annual budget, an annual business plan, a Construction Schedule, a Construction Plan or a Technical Services Plan;

(ii)                                  without expanding or modifying any limitations of Section 4.2(b)(iii), cause the License Company or any of its Subsidiaries that do not hold Licenses to incur any debt not incurred in the ordinary course of business of the License Company or such Subsidiary;

(iii)                               without expanding or modifying any limitations of Section 4.2(b)(iii), enter into contracts or commitments or series of contracts or commitments on behalf of the License Company or any of its Subsidiaries that do not hold Licenses, which individually have a value exceeding One Hundred Thousand Dollars ($100,000) or collectively have a value exceeding Two Hundred Fifty Thousand Dollars ($250,000);

(iv)                              without expanding or modifying any limitations of Section 4.2(b)(iii), obligate the License Company or any of its Subsidiaries that do not hold Licenses for any expenses exceeding One Hundred Thousand Dollars ($100,000), except under contracts executed by the License Company or the applicable Subsidiary;

(v)                                 bring, prosecute, defend, or settle any legal or equitable action or litigation in the name of the License Company or any of its Subsidiaries or the License Company Systems brought by, against or with respect to the License Company or any of its Subsidiaries or the License Company Systems; or

(vi)                              perform its obligations under this Agreement in a manner inconsistent with the applicable annual budget, annual business plan, Construction Schedule, Construction Plan or Technical Services Plan.

(b)                                 In no circumstances shall American II have authority to undertake any of the following actions:

(i)                                     sell, trade or surrender the Licenses, or attempt to modify the Licenses;

(ii)                                  sign or make any filings with the FCC or any other Governmental Authority with respect to any License Company System;

(iii)                               cause any of the License Company’s Subsidiaries that hold Licenses to incur any debt (whether or not incurred in the ordinary course of business), enter

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

into contracts or commitments or series of contracts or commitments on behalf of any of the License Company’s Subsidiaries that hold Licenses or otherwise obligate any of such Subsidiaries in any respect, in each such case, with or to any third party other than American II by virtue of the Subsidiary Guarantees; or

(iv)                              grant a security interest in or hypothecate any assets of any License Company System, except, other than with respect to Subsidiaries of the License Company that hold Licenses, for purchase money security interests granted in the ordinary course of business and in accordance with the then current annual budget.

ARTICLE V.

MANAGER’S PERSONNEL

5.1                               General

(a)                                 American II shall designate one individual in its employ or the employ of its Affiliates, reasonably acceptable to the License Company, to serve as the single point of contact responsible for the performance of American II’s functions and duties under this Agreement with respect to all of the License Company Systems (“Systems Manager”).  American II may change the Systems Manager at its discretion, but any replacement Systems Manager shall be reasonably acceptable to the License Company.  In addition to the Systems Manager, American II may designate individuals in its employ or the employ of its Affiliates to serve as the individual contact representative for the License Company System for each Market or several Markets, and may change these individuals at its discretion and upon written notice to the License Company, but any replacement individual contact representative shall be reasonably acceptable to the License Company.

(b)                                 American II shall provide the License Company, upon the Effective Date and on such periodic basis thereafter as the Parties may agree, a list of the individuals employed by American II in management and supervisory positions in connection with the operation and maintenance of the License Company Systems, and shall provide the License Company any such information in American II’s possession about such individuals as the License Company may reasonably require concerning their qualifications to perform the functions assigned or otherwise.

(c)                                  The License Company shall have the right, subject to Applicable Law, (i) to require, upon reasonable notice, the replacement of any Systems Manager or any contact representative for any License Company System; (ii) to require American II to reassign any employee such that the employee no longer works on any License Company System or (iii) to reject any personnel proposed by American II as the Systems Manager or contact representative for any License Company System.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)                                 American II upon the Effective Date and from time to time thereafter shall provide the License Company with its personnel policies, which policies shall include reasonable provisions to ensure the honesty, integrity and good character of all of the personnel that American II assigns to perform its responsibilities under this Agreement, and shall make such reasonable changes and modifications in those policies with respect to the License Company Systems as the License Company may reasonably request.

5.2                               Independent Contractors

American II may engage qualified Independent Contractors to perform a specific service or services, other than overall management and supervisory functions, necessary to build-out and operate the License Company Systems; provided that any expenses for such Independent Contractors are subject to the limitations set forth in ARTICLE IV of this Agreement.  Notwithstanding the foregoing, the License Company shall have the right, subject in each case to applicable local, state or federal laws, to require American II to discharge any Independent Contractor performing services under this Agreement, or to bar American II from hiring any specific Independent Contractor to perform services under this Agreement.

ARTICLE VI.

APPROVALS

6.1                               The License Company Supervisor

In order to administer the License Company’s oversight, supervision and ultimate control of the License Company Systems, the License Company shall, within thirty (30) days after the release of the Public Notice by the FCC announcing that the License Company is a Winning Bidder, designate an individual to whom American II shall report and from whom American II shall request approvals required under this Agreement (the “Supervising Officer”), unless the Supervising Officer delegates such responsibility to another officer or employee of the License Company.  The License Company may change the individual serving as the Supervising Officer at any time in its sole discretion, after consultation with American II, upon prior written notice to American II.  Where the Supervising Officer delegates the responsibilities under this Section 6.1 to another officer or employee of the License Company, American II may rely on any approvals or consents given by such delegate.

6.2                               Time Schedule for Approval

(a)                                 The License Company shall notify American II in writing, within ten (10) days after the License Company receives a request for an approval required to be obtained under this Agreement (unless the Parties agree in writing to some other period of time with respect to such request), whether the License Company approves or disapproves the request.  Any disapproval shall include the reasons why the License Company has rejected the request such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

that, to the extent the License Company desires, American II may address the License Company’s concerns.

(b)                                 The License Company and American II acknowledge that time may be of the essence in connection with certain filings with Governmental Authorities, including FCC applications, reports and other filings, with respect to the Licenses held by the License Company or any of its Subsidiaries and the License Company Systems.  American II shall be held harmless with respect to any damages to the License Company, its Subsidiaries or the License Company Systems and the inability of American II to perform its obligations under this Agreement resulting from the failure of the License Company or any of its Subsidiaries to make necessary filings with Governmental Authorities with respect to the Licenses held by the License Company or any such Subsidiary and the License Company Systems; provided, however, that American II shall not be held harmless under the terms of this sentence if the failure of the License Company or any such Subsidiary to make any such filings, or to make any such filings in a manner that is full, complete, and accurate, shall have been proximately caused by the actions or inactions of American II.

6.3                               Failure to Approve

If the License Company rejects a request for approval submitted in writing by American II under this Agreement, American II and the License Company shall consult as to the matter and shall attempt to resolve the matter in a mutually acceptable manner. In the event that the Parties cannot agree, the License Company shall have the right to direct the manner in which the matter will be handled, if at all.

ARTICLE VII.

COMPENSATION

7.1                               Reimbursement of Costs and Expenses

(a)                                 Subject to the provisions of Section 7.4, the License Company shall reimburse American II for all Out-of-Pocket Expenses and Allocated Costs incurred by American II in the performance of its responsibilities under this Agreement; provided that any such costs and expenses are subject to the limitations described in ARTICLE IV of this Agreement.

(i)                                     American II’s reasonable and documented out-of-pocket expenses actually incurred in the execution and fulfillment of its obligations under this Agreement (“Out-of-Pocket Expenses”) include costs and expenses related to (A) administrative, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary to administer the License Company Systems; (B) operational, engineering, construction, maintenance, repair and such other technical services as may be necessary to

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operate the License Company Systems; (C) marketing, sales, advertising and such other promotional services as may be necessary to market the products and services of the License Company Systems; (D) occupancy and (E)  Independent Contractors.  In each case in which American II’s costs and expenses for a particular service are based on American II’s volume, then the Out-of-Pocket Expenses charged to the License Company shall be the average cost per unit provided, taking into account the volume of units for both the License Company Systems and American II’s other fixed or mobile wireless systems (whether such systems are owned or controlled by American II or managed by American II pursuant to a management services agreement or similar agreement), rather than the incremental unit cost of providing such service for the License Company Systems; provided, however, that notwithstanding the foregoing, those Out-of-Pocket Expenses related to the Shared Services described on Exhibit A attached hereto shall be charged to the License Company using the applicable cost allocation methodologies set forth on Exhibit A-1 with respect to such costs and expenses.

(ii)                                  With respect to costs for employees of American II who devote all or a portion of their time to performing American II’s obligations under this Agreement, all or a proportionate share, as applicable, of the actual costs of those employees’ salaries, taxes, insurance and benefits shall be allocated to the License Company, and such costs shall be calculated at hourly rates determined on the basis of the individual employees’ annual salaries, bonuses, taxes, insurance and benefits (such costs, the “Allocated Costs”); provided, however, that notwithstanding the foregoing, those Allocated Costs for American II employees related to the Shared Services described on Exhibit A attached hereto shall be allocated to the License Company using the applicable cost allocation methodologies set forth on Exhibit A-1 with respect to such costs and expenses.

7.2                               Payments

(a)                                 The License Company shall maintain its own bank account(s).  All receipts and profits associated with the operation of the License Company Systems shall be deposited in the License Company’s bank accounts.  All expenses associated with the operation of the License Company Systems (except for Out-of-Pocket Expenses and Allocated Costs, which shall be payable in accordance with Sections 7.2(b) and (c) below) shall be paid from the License Company’s accounts.  There shall be no commingling of the License Company’s and American II’s funds.  The License Company, after consultation with American II, shall determine in the License Company’s sole discretion which, if any, of American II’s employees shall have access to the License Company’s accounts.

(b)                                 Following the Effective Date, American II shall, within *** of the last day of each month in which this Agreement is in effect, provide to the License Company a statement of Out-of-Pocket Expenses and Allocated Costs incurred during that month, together with such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

documentation for the Out-of-Pocket Expenses and Allocated Costs as the License Company may reasonably request.  In addition, within *** of the last day of each month in which this Agreement is in effect, American II shall provide to the License Company a statement of total receipts for the License Company Systems during that month.

(c)                                  Within ten (10) business days of the date on which the License Company has received an American II statement of Out-of-Pocket Expenses and Allocated Costs, the License Company shall remit to American II payment for all non-disputed charges set forth therein from the License Company’s accounts.  Notwithstanding anything to the contrary in this Agreement, the License Company shall not be in breach of its obligations to timely pay American II under this Agreement if and to the extent that, and for so long as, the License Company’s failure to make such payments is proximately caused by American II’s failure to satisfy its funding obligations under the Credit Agreement or the LLC Agreement.

(d)                                 American II shall not be entitled to any set-off or offset of whatsoever nature with respect to any funds collected by American II on behalf of the License Company in its capacity as Manager under this Agreement, except that American II may set-off any payment by any amount that the License Company is obligated to pay to American II, as determined in a court order or pursuant to arbitration in accordance with Section 17.5 of this Agreement.

7.3                               Checks

The License Company shall sign all checks or wire payment authorizations for non-recurring expenses in excess of Fifteen Thousand Dollars ($15,000) and all checks in excess of Twenty-Five Thousand Dollars ($25,000).  The License Company shall receive copies of all checks written or wire payments sent for the License Company Systems, along with accompanying invoices.

7.4                               Disputes

If the License Company disputes all or any portion of the amount of Out-of-Pocket Expenses or Allocated Costs claimed by American II on any statement, the License Company shall notify American II in writing before the date on which payment of the subject statement amounts is otherwise due, and the Parties will endeavor to resolve the matter informally between them for *** following the date of such written notice.  If the dispute is not resolved by the Parties informally in that *** period, either Party may invoke the dispute resolution procedures set forth in Section 17.5 of this Agreement.

7.5                               Nonpayment

(a) Any amounts owed and payable pursuant to this Agreement but not timely paid (unless non-payment is proximately caused by American II’s failure to satisfy its funding obligations under the Credit Agreement or the LLC Agreement), other than amounts withheld on the basis of a bona fide dispute raised under the terms of Section 7.4, and (b) the amount of any overpayment (as determined by the Parties hereto or pursuant to the terms of Section 7.4), in

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

each case shall accrue interest at the lower of (i) *** per annum, compounded quarterly from the date payment was due until the date payment is made, or (ii) the maximum amount permitted by Applicable Law.  Each Party shall also be entitled to recover all reasonable and documented out-of-pocket costs of collection, including reasonable attorneys’ fees and costs, from the other Party.

ARTICLE VIII.

ACCOUNTING AND REPORTS

8.1                               Books and Records

American II shall keep or cause to be kept accounts and complete books and records with respect to the build-out and operation of the License Company Systems, in accordance in all material respects with GAAP, consistently applied, showing all costs, expenditures, receipts, revenues, assets and liabilities and all other records necessary, convenient or incidental to recording the financial aspects of operation of the License Company Systems.  The License Company shall provide to American II on a timely basis such information concerning the operation of the License Company Systems pursuant to this Agreement that is in its possession and reasonably requested by American II and that will enable American II to fulfill its duties with respect to the books and records of the License Company Systems.

8.2                               Quarterly Statements.

As soon as practicable following the end of each fiscal quarter (other than the fourth fiscal quarter), but in any event within thirty (30) days after the end of such quarter, American II shall cause to be prepared and delivered to the License Company, an unaudited consolidated statement of income and unaudited consolidated statement of cash flows for such quarter and an unaudited consolidated balance sheet as of the end of such quarter, for the Parent Company and its Subsidiaries on a consolidated basis, prepared in accordance in all material respects with GAAP and the Parent Company’s accounting and tax practices. These reports shall include a monthly report of significant operating and financial statistics including, to the extent applicable, number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditures statistics and such additional statistics and information that may be reasonably available to American II as the License Company determines to be useful.  These reports shall also include information concerning the status of any applications filed with the FCC and any regulatory developments that might affect the business plan or the License Company Systems.  In addition, within thirty (30) days after the end of each calendar quarter, American II shall prepare and deliver to the License Company a true and accurate net revenue and royalty report as required pursuant to Section 5.2 of the Trademark License Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

8.3                               Monthly Reports

As soon as possible following the end of each calendar month but in any event within thirty (30) days after the end of each month, American II shall cause to be prepared and delivered to the License Company a monthly consolidated operating report for the Parent Company and its Subsidiaries, that shall include significant operating and financial statistics including, to the extent applicable, number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditures statistics and such additional statistics and information that may be reasonably available to American II as the License Company determines to be useful.

8.4                               Meetings

Representatives of the License Company and American II shall meet periodically to discuss the monthly reports and the status of the operation of the License Company Systems.  During the first twelve (12) months after the Effective Date, such meeting shall be held monthly on or about ten (10) days after the release of the reports required under Section 8.3; thereafter, such meetings shall be held at least every other month.  Such meetings may be conducted by teleconference or similar means.

8.5                               Cooperation of American II’s Employees

(a)                                 Upon reasonable prior written notice, the License Company may meet at its discretion from time to time during normal business hours with American II’s employees that perform American II’s obligations under this Agreement to discuss the reports and the operation of the License Company Systems.  The employees of American II shall be directed to cooperate with and respond to any inquiries made by the License Company’s designated representatives concerning the operation of the License Company Systems.

(b)                                 The System Manager for each of the individual systems shall respond to directions from the Supervising Officer or his or her delegate.  In the event that the System Manager believes that the delegate’s directions are not in the best interests of the License Company or American II, the System Manager shall refer the matter to the Supervising Officer for resolution.  If they cannot resolve the matter, or if the directions of the Supervising Officer are at issue, the System Manager shall refer the matter to the Manager of the License Company for resolution.

8.6                               Access to Books and Records

The License Company shall have access, at all reasonable times during normal business hours, to the books and records maintained by American II pursuant to Section 8.1 of this Agreement, which shall be kept at the principal offices of American II or such other location as the Parties shall agree.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

8.7                               Audits

Within ninety (90) days following the end of each Fiscal Year other than the Fiscal Year ended December 31, 2014, the License Company shall cause the books and records and financial statements of the Parent Company and its Subsidiaries, including with respect to the License Company Systems, to be audited by an independent certified public accountant, who shall render certified audit reports, including an audited consolidated statement of income and an audited consolidated statement of cash flows for such Fiscal Year, and an audited consolidated balance sheet and an audited consolidated profit and loss statement for the preceding Fiscal Year, for the Parent Company and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP.  For the purpose of each such audit, American II shall provide the License Company’s designated certified public accountant with reasonable access to American II employees, and to the books, records, operating data, and similar information concerning the License Company Systems; provided that this Section 8.7 shall not be construed so as to limit the access to which the License Company is entitled under Sections 8.5(a) and 8.6.

8.8                               Taxes, Fees and Filings

The License Company shall cause all annual federal, state and local tax returns and reviews and audits thereof for the Parent Company and its Subsidiaries to be prepared, conducted, fully paid and filed on a timely basis, except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established.  The License Company shall also pay in a timely manner all other fees and assessments imposed on the License Company or any of its Subsidiaries, including any fees imposed by the FCC, except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established.  The License Company shall cause all required applications and other filings required to be submitted to the FCC by the License Company or any of its Subsidiaries to be filed in a timely manner. American II shall provide the License Company with reasonable support in connection with the timely preparation, filing and any audits of such returns, applications and filings.

ARTICLE IX.

TECHNICAL SERVICES

9.1                               Build-Out

(a)                                 The License Company hereby designates American II as the manager of the construction and installation of the License Company Systems to be deployed in each of the Markets in which the License Company or any of its Subsidiaries holds a License (each, a “License Company Market”), including negotiating and implementing arrangements for interconnection with the networks of other Telecommunications Carriers in the License Company Markets.  American II’s performance shall be subject to the review, oversight and direction of the License Company.  Notwithstanding any provision of this Agreement to the

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contrary, if the License Company and American II agree in their respective sole discretion that the License Company Systems shall connect to and utilize any mobile telephone switching equipment owned by American II, then the Parties shall enter into a separate agreement setting forth the rights and responsibilities of the Parties with respect to such switch sharing arrangements.

(b)                                 Within *** of the release of the Public Notice by the FCC announcing that the License Company is a Winning Bidder, the License Company and American II shall meet to discuss plans for the construction of the system or systems authorized for use under the subject License or Licenses.  The License Company shall designate one or more individuals to constitute the Construction Group (the “Construction Group”), which, in turn, shall develop in accordance with the directions provided by the License Company, a schedule for the construction and installation of the License Company Systems in each of the License Company Markets, which schedule may, in the discretion of the License Company, provide for the satisfaction of the Construction Requirement applicable to all Licenses within a period to be specified by the License Company, but in no event prior to the date that is thirty-six (36) months after the date of the last Initial Grant Date, and in all events in a timely fashion as may be required by the FCC Rules such that no License is subject to being reclaimed by the FCC and no penalties may be imposed on the License Company, and subject to appropriate extension in the event that the Licenses are subject to any spectrum clearing requirements of the FCC.  The schedule shall include (i) the order in which each of the subject Markets will be built and (ii) the date by which the Markets will be ready for testing and ready for service (“Construction Schedule”). The Construction Schedule shall include appropriate benchmarks for completion of the construction in each of the License Company Markets.   The License Company, at its sole discretion, may request that American II provide information to the Construction Group that may be helpful in its preparation of the Construction Schedule including reports and data, and American II shall provide such information to the extent it is reasonably available.  All members of the Construction Group shall serve at the pleasure of the License Company, and the License Company may modify the composition of the Construction Group, including by removing any member thereof or designating additional individuals to serve thereon, or eliminate the Construction Group altogether (in which case the License Company shall perform the responsibilities of the Construction Group specified herein), all in its sole discretion.

(c)                                  Within thirty (30) days of receipt of the Construction Schedule, or as promptly thereafter as practicable, the License Company, in consultation with American II, shall review the Construction Schedule and approve, modify or return the Schedule to the Construction Group for modification in accordance with the License Company’s direction. The Construction Group shall revise the Construction Schedule in accordance with the License Company’s directions; provided that American II shall not be required to satisfy the Construction Requirement for any Licenses at any time prior to the date that is thirty-six (36) months after the date of the last Initial Grant Date, subject to appropriate extension in the event that the Licenses are subject to any spectrum clearing requirements of the FCC or any extension provided by the FCC.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)                                 Upon approval of the Construction Schedule, the Construction Group shall develop a construction plan for each License Company Market, which shall be consistent with the Construction Schedule and shall set forth the plans for construction of the specific Market, including (i) the location of the proposed cell sites; (ii) the facilities and vendors to be used to interconnect the cell sites; (iii) the budget for the construction and implementation; (iv) the manner in which the system will be interconnected to the networks of other Telecommunications Carriers and (v) such other specifications as the Construction Group deems to be useful or necessary (each, a “Construction Plan”).  The License Company, at its sole discretion, may request that American II provide information to the Construction Group that may be helpful in its preparation of the Construction Plan including reports and data, and American II shall provide such information to the extent it is reasonably available.  The Construction Plan for each Market shall be submitted to the License Company for its approval in sufficient time for American II to complete construction of the system in that License Company Market in accordance with the Construction Schedule.

(e)                                  The License Company, in consultation with American II, shall review each Construction Plan within *** of its submission to the License Company, or as promptly thereafter as is practicable, and approve, modify, or return the Construction Plan to the Construction Group for modification in accordance with the License Company’s direction.  The Construction Group shall resubmit any returned Construction Plan to the License Company for approval within *** of receipt of the License Company’s comments.  Within *** after receipt of the revised Construction Plan, the License Company shall approve or modify the Construction Plan and direct American II to implement the Construction Plan as specified by the License Company.

(f)                                   The License Company shall, after consultation with American II, develop a technical services plan for the License Company Markets, which plan will address matters related to national distribution/accounts, billing, customer care, activation, credit checks, handset logistics, home locator record, voicemail, prepaid services, directory assistance, operator services, fees, roaming clearing house fees, interconnect fees, inter-service area fees such that the provision of service is transparent to the customer and standards for coverage, quality of coverage, dropped calls, customer service, and reliability (the “Technical Services Plan”).

(g)                                  American II will negotiate, as agent for and on behalf of the License Company and its Subsidiaries, all leases or property interests necessary to construct and install the License Company Systems, including tower sites, transmitter buildings, or similar facilities; provided that no such lease or instrument securing any such property interests shall be effective until approved and executed by the License Company or the applicable Subsidiary.  All property interests, including any licenses or easements in connection with the construction and operation of the License Company Systems shall be held in the name of one of the License Company’s Subsidiaries that does not hold any Licenses.

(h)                                 American II will make commercially reasonable efforts to assist the License Company and its Subsidiaries in obtaining discounts from vendors of

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telecommunications infrastructure, billing services and equipment, as long as American II retains an indirect equity interest in the License Company.

9.2                               Roaming Arrangements

The terms of roaming arrangements between American II and the License Company and its Subsidiaries shall be commercially reasonable.  American II will negotiate on behalf of the License Company and its Subsidiaries roaming arrangements between the License Company and its Subsidiaries and other wireless telecommunications carriers in each of the License Company Markets.  No such roaming agreement shall be effective until approved and executed by the License Company or the applicable Subsidiary.

9.3                               Interconnection Agreements

American II will use commercially reasonable efforts to negotiate on behalf of the License Company commercially reasonable interconnection agreements with Telecommunications Carriers in each of the License Company Markets that will assure interconnection to the networks of other Telecommunications Carriers. American II shall administer the interconnection agreements on behalf of the License Company and its Subsidiaries and negotiate such modifications or other arrangements for interconnection as the License Company may direct.  No such interconnection agreement, or modification thereof, shall be effective until approved and executed by the License Company or the applicable Subsidiary.

9.4                               Interexchange Service

American II shall use commercially reasonable efforts to negotiate with other providers and obtain on behalf of the License Company and its Subsidiaries commercially reasonable interexchange telecommunications services for the License Company and its Subsidiaries and for resale to its customers which will permit the License Company and its Subsidiaries to offer interexchange telecommunications services.  No such agreement shall be effective until approved and executed by the License Company or the applicable Subsidiary.

9.5                               Regulatory Compliance of Facilities

American II hereby covenants that any equipment, facilities and services provided by American II pursuant to this Agreement, including the attachments hereto, comply or will comply with the applicable requirements of CALEA and the FCC’s rules implementing CALEA and with the applicable rules or standards adopted by the FCC, or other Governmental Authorities, with respect to E-911, number portability, number conservation methodologies and access by Persons with disabilities.

9.6                               American II’s Covenant of Workmanlike Quality

American II hereby covenants and agrees that it will perform services under this Agreement in accordance with the FCC Rules and with all other Applicable Laws, and that such

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services will be performed in a diligent, professional, commercially reasonably and workmanlike manner, consistent with industry standards for the wireless broadband and communications industry.

9.7                               Annual Business Plans and Budgets and Other Information

(a)                                 Not later than the date that is ninety (90) days following the end of the Auction or as promptly as practicable thereafter, but in any event prior to the earlier to occur of the first Initial Grant Date and the first anniversary of the License Payment Date, and thereafter not later than the date that is forty five (45) days after the end of each Fiscal Year, the License Company, after consultation with American II, shall prepare and deliver to American II an annual business plan and an annual budget for American II’s activities to be performed under this Agreement (other than those performed under any Construction Schedule or Construction Plan) for the period of the next Fiscal Year (or, in the case of the initial annual business plan and budget, for the period beginning on the date thereof and ending on the last day of the then-current Fiscal Year), which business plan and budget shall set forth in reasonable detail, without limitation, approved items of capital and operating expense for the relevant period for the matters addressed in the Technical Services Plan and for the operation, maintenance, repair and improvement of the License Company Systems and services to be provided therewith.  If the License Company does not deliver an annual business plan and budget to American II before the expiration of the then-effective annual business plan and budget, the annual business plan and budget for that prior period shall govern as to the matters set forth therein until the License Company provides a superseding annual business plan and budget to American II.  The License Company, at its sole discretion, may request that American II provide to the License Company information that may be helpful in its preparation of the initial annual business plan and budget and each subsequent annual business plan and budget, including reports and data, and American II shall provide such information to the extent it is reasonably available.

(b)                                 At the same time as it delivers each annual business plan and budget to be furnished under paragraph (a), and at such other times as the License Company deems appropriate, the License Company shall notify American II of the nature and type of services that shall be offered through the License Company Systems, the terms upon which such services shall be offered, and the prices to be charged with respect to such services.

ARTICLE X.

TERM AND TERMINATION

10.1                        Term

(a)                           The Agreement shall have an initial term of ten (10) years commencing on the Effective Date and may be renewed for additional terms of two (2) years or less by mutual agreement of the Parties.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)                           This Agreement shall terminate automatically without further action by the Parties upon termination of the LLC Agreement pursuant to Section 13.1(b) thereof.

10.2                        Termination

In addition to their other rights at law or equity, either Party may terminate this Agreement in the following circumstances:

(a)                                 The License Company may terminate this Agreement:

(i)                                     on no less than thirty (30) days’ prior written notice, if the License Company reasonably believes that there has been a material breach of a material provision of this Agreement by American II which has not been cured; provided, however, that in the event that the License Company believes that it has the right to terminate this Agreement pursuant to this section, it shall first comply with the following procedures:

The License Company shall notify American II of the events that it reasonably believes give rise to such termination right (“Breach Notice”) and the Parties shall engage in one or more meetings during a period of thirty (30) days (the “Meet and Confer Period”) beginning on the day American II receives the Breach Notice (with the first such meeting occurring no later than five (5) business days after American II’s receipt of such Notice), in order to in good faith try to determine whether a material breach of a material provision has occurred, and if so, an appropriate manner for correcting such breach or failure.  American II shall take commercially reasonable efforts to remedy promptly any such breach or failure.  In the event such confirmed breach or failure is not cured within thirty (30) days after the end of the Meet and Confer Period, the License Company shall have the right to deliver its notice of termination of this Agreement with respect to such breach or failure.  In the event the Parties are unable to agree as to whether a breach or failure occurred, the License Company shall have the right to commence an action affirming the existence of such breach or failure and may terminate this Agreement only upon receipt of a final arbitral award pursuant to Section 17.5 of this Agreement affirming the existence of such breach or failure.

(ii)                                  on thirty (30) days’ prior written notice in the event of a Final Order of the FCC revoking, terminating or canceling a License owned by the License Company or any of its Subsidiaries or refusing to renew a License owned by the License Company or any of its Subsidiaries due to any act of omission or commission by American II;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iii)                               on ten (10) days’ prior written notice, in the event American II (A) ceases to do business as a going concern; (B) is unable or admits in writing its inability to pay its debts as they become due; (C) commences or authorizes a voluntary case or other proceeding seeking liquidation, reorganization, suspension of payments or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails to pay a substantial portion of its debts as they become due, or takes any corporate action to authorize any of the foregoing or (D) has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed, or satisfied within ten (10) days;

(iv)                              at will, upon one (1) year’s prior written notice; or

(v)                                 in accordance with the provisions of Section 12.5.

(b)                                 American II may terminate this Agreement:

(i)                                     on thirty (30) days’ prior written notice, if the License Company fails to make a timely payment of undisputed amounts due American II under this Agreement, unless the License Company makes the payment due, plus any interest on such amounts, within the notice period; provided that the License Company shall not be in breach of its obligations to timely pay American II under this Agreement if and to the extent that, and for so long as, the License Company’s failure to make such payments is proximately caused by American II’s failure to satisfy its funding obligations under the Credit Agreement or the LLC Agreement;

(ii)                                  on thirty (30) days’ prior written notice, if there is a material breach (other than as described under clause (i) above) of a material provision of this Agreement by the License Company which has not been cured within the notice period; provided that the License Company shall not be in breach of its obligations under this Agreement if and to the extent that, and for so long as, the License Company’s breach of such obligations is proximately caused by American II’s failure to satisfy its funding obligations under the Credit Agreement or the LLC Agreement;

(iii)                               on ten (10) days’ prior written notice, in the event that the License Company or any of its Subsidiaries (A) ceases to do business as a going

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

concern; (B) is unable or admits in writing its inability to pay its debts as they become due; (C) commences or authorizes a voluntary case or other proceeding seeking liquidation, reorganization, suspension of payments or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails to pay a substantial portion of its debts as they become due, or takes any corporate action to authorize any of the foregoing or (D) has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed, or satisfied within ten (10) days; provided that American II may not terminate this Agreement if the License Company fails to satisfy its obligation to pay the Put Price pursuant to and in accordance with Section 2.4 of the Interest Purchase Agreement dated of even date herewith by and among the License Company, American II and Northstar Manager, LLC;

(iv)                              in accordance with the provisions of Section 12.5; or

(v)                                 on ninety (90) days’ prior written notice (but, in any event, such termination cannot be effective until the termination of the Trademark License Agreement), in the event License Company terminates the Trademark License Agreement or breaches that agreement and American II terminates that agreement in accordance with its terms.

10.3                        Remedies in Lieu of Termination.

In the event that American II fails to provide any of the services required under this Agreement and fails to cure the non-performance within *** after written notice of its non-performance from the License Company (“Failed Services”), the License Company may take any and all action necessary or reasonably required to cause the Failed Services to be performed, including retaining third parties to provide the Failed Services, or otherwise. In that event, American II shall reimburse the License Company for any and all reasonable charges, fees, costs and expenses incurred by the License Company in obtaining the Failed Services.

10.4                        Transition

(a)                                 After receipt of written notice of termination, but prior to the effective date of such termination, (i) American II shall continue to perform under this Agreement unless the License Company specifically instructs American II to discontinue such performance and (ii) the Parties hereby agree to cooperate in developing and implementing an orderly and efficient

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

transition plan, to last no longer than six (6) months, that will minimize any adverse effects on the quality and availability of the services the License Company’s and its Subsidiaries’ subscribers receive and will permit the License Company to transition to a new manager for the License Company System(s).  American II hereby agrees, among other things, to (w) provide the new manager with such operational and other information in American II’s possession or control as the new manager may require; (x) to provide the new manager access to the equipment and facilities; (y) to assist in the transfer of such data in American II’s possession or control, including billing and operating information, as may be reasonably necessary to permit the new manager to assume operation of the systems and (z) otherwise assist in a reasonable manner with the License Company and its new manager in effecting an orderly transition that will permit the License Company to continue providing quality service to its subscribers.

(b)                                 On the effective date of termination, the License Company shall pay to American II all amounts accrued for Out-of-Pocket Expenses and Allocated Costs that are due and payable prior to the effective date of termination, including reasonable and documented out-of-pocket expenses actually incurred in connection with implementing the transition plan.

(c)                                  On the effective date of termination, or before such date if so instructed by the License Company upon reasonable prior written notice, American II shall relinquish to the License Company, or its designees, possession of all property of the License Company Systems and the License Company and its Subsidiaries, including all documents, data and records pertaining to the License Company Systems and all keys, access cards, and other devices that permit access to the License Company Systems.

ARTICLE XI.

INTELLECTUAL PROPERTY AND TRADEMARKS

Nothing in this Agreement shall grant or convey to either Party any rights or license under any present or future Intellectual Property or Trademarks disclosed or arising pursuant to this Agreement.

ARTICLE XII.

COMPLIANCE WITH LAWS

12.1                        Compliance with the FCC Rules

The Parties acknowledge that the activities and relationships addressed by this Agreement are subject to Applicable Law, including the FCC Rules.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

12.2                        No Violation

Nothing in this Agreement will obligate a Party to take any action that violates Applicable Law. In no event will a Party be obligated to perform any acts or to abstain from performing any act if, in the Party’s reasonable legal and/or business judgment, after consulting with the other Party, performance or non-performance will violate the FCC Rules or any other Applicable Law.

12.3                        Preservation of Control

Nothing in this Agreement permits, or will be deemed to permit, American II to exercise de facto or de jure control over the License Company or its Subsidiaries or their respective operations.

12.4                        Regulatory Submissions

In the event that either Party reasonably concludes that it is necessary or advisable to file this Agreement with a Governmental Authority or that a Governmental Authority is required to approve or review this Agreement or the arrangement between the Parties, the other Party will reasonably cooperate in the preparation and filing of any regulatory filings which may be necessary or appropriate, including providing such information as may reasonably be necessary or which is requested by the Governmental Authority. Where one Party believes that information to be filed with a Governmental Authority is proprietary or sensitive business information, the Parties will use commercially reasonable efforts to obtain such confidential treatment from the Governmental Authority as may reasonably be secured.

12.5                        Modification or Amendment of this Agreement

In the event that a Governmental Authority with jurisdiction over a Party or both Parties or their respective assets or over this Agreement determines that one or more provisions of this Agreement are unlawful, contrary to public policy or otherwise unenforceable, the Parties will negotiate in good faith to amend this Agreement in order to comply with any such applicable regulatory requirements or policies while preserving the business objectives of both Parties.  In the event that the Parties cannot reach agreement as to new or revised provisions that will comply with the applicable regulatory requirements or policies and preserve their business objectives, this Agreement will terminate upon ninety (90) days’ written notice from one Party to the other, subject to the transition provisions of Section 10.4.  Either Party may, without the consent of the other Party, appeal or seek reconsideration of any decision or order which holds one or more provisions of this Agreement unlawful, contrary to public policy or otherwise unenforceable, but such appeal or request for reconsideration will not affect the obligations of the Parties under this Section 12.5 to negotiate in good faith, unless a stay of the decision or order is obtained and the terms and conditions of the stay are acceptable to both Parties.  In such event, the obligations of the Parties to negotiate under this Section 12.5 will attach at such time as the stay is lifted and the adverse order or decision is reinstated or becomes effective or the stay is modified in a manner that a Party reasonably finds unsatisfactory.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ARTICLE XIII.

INDEMNIFICATION

13.1                        General

Each Party (the “Indemnifying Party”) will indemnify and hold harmless the other Party, including any of its Affiliates, officers, directors, shareholders, employees and agents (the “Indemnified Party”), from and against any and all claims, damages, losses, liabilities whatsoever, including reasonable legal fees and any damages (collectively, “Claims”) arising out of, caused by, related to or based upon a Claim (a) by a third party for physical property damage, personal injury, or wrongful death, whether sounding in tort or contract, claim of defamation, invasion of privacy or similar claim based on any act or omission of the other Party, its employees, agents or contractors in connection with this Agreement or (b) subject to Section 13.4, that the Indemnifying Party’s products or services infringe or violate any copyright, trade secret, trademark or service mark, United States patent or other proprietary right of a third party, except where such Claims arise out of the willful misconduct, gross negligence or fraud of the Party seeking indemnification.

13.2                        Indemnification Procedure

In any case under this Agreement where one Party has indemnified the other against any Claim, indemnification shall be conditioned on compliance with the procedure outlined below:

(a)                                 Provided that prompt notice is given of a Claim for which indemnification might be claimed, unless the failure to provide such notice does not actually and materially prejudice the interests of the Party to whom such notice is to be provided, the Indemnifying Party promptly will defend, contest, or otherwise protect against any such Claim at its own cost and expense. Such notice shall describe the Claim in reasonable detail and shall indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by the Indemnified Party.

(b)                                 The Indemnified Party may, but will not be obligated to, participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter.  The Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute.  The Indemnified Party will not unreasonably withhold, delay or condition its consent to any settlement or compromise that requires its consent.

(c)                                  In the event that the Indemnifying Party fails to timely defend, contest, or otherwise protect against any such Claim, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the Indemnifying Party, including

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

reasonable attorneys’ fees, disbursements and all amounts paid as a result of such Claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party undertakes the defense of such matter, the Indemnified Party shall not be entitled to recover from the Indemnifying Party for its costs incurred in the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party and reasonable costs of providing assistance.

(d)                                 The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.  The Indemnified Party shall take commercially reasonable steps to protect its position with respect to any matter that may be the subject of indemnification hereunder in the same manner as it would any similar matter where no indemnification is available.

(e)                                  If and to the extent that any indemnification obligation under this Section 13.2 is unenforceable for any reason, the Indemnifying Party hereby agrees to make the maximum contribution permissible under Applicable Law to the payment and satisfaction of the losses of the Indemnified Party, except to the extent such losses are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party’s gross negligence or willful misconduct.

13.3                        Mitigation of Damages

An Indemnified Party shall, to the extent practicable and reasonably within its control and at the expense of the Indemnifying Party, make commercially reasonable efforts to mitigate any damages of which it has adequate notice; provided that the Indemnified Party shall not be obligated to act in contravention of Applicable Law or in contravention of reasonable and customary practices of a prudent person in similar circumstances.  The Indemnifying Party shall have the right, but not the obligation, and shall be afforded the opportunity by the Indemnified Party to the extent reasonably possible, to make commercially reasonable efforts to minimize damages before such damages actually are incurred by the Indemnified Party.

13.4                        Claim of Infringement

In the case of a Claim of infringement of any Intellectual Property or Trademark right, where a court of competent jurisdiction finds such infringement, the Indemnifying Party will, at its option and expense, use all reasonable efforts either (a) to procure for the Indemnified Party the right to continue to use the product, service or other item as provided for herein; (b) to modify the infringing product, service or other item so that it is noninfringing, without materially altering its performance or function or (c) to replace the infringing product, service or other item with a substantially equivalent noninfringing item.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ARTICLE XIV.

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party as follows:

14.1                        Organization, Standing and Authority

The Party is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is formed; that it has all requisite limited liability company or corporate, as applicable, power and authority to enter into this Agreement and to consummate the transactions contemplated herein; that all acts and other proceedings required to be taken to authorize the execution, delivery and performance hereof and the consummation of the transactions contemplated herein have been duly and properly taken and that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

14.2                        No Violation

The execution and delivery by the Party of this Agreement and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not (a) conflict with or result in any violation of any provision of the organizational documents of the Party; (b) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, concession or permit issued to the Party, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of the Party to consummate the transactions contemplated by this Agreement (c) conflict with or result in a violation of any Applicable Law applicable to the Party or to the property or assets of the Party, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect or (d) violate any existing contractual arrangement to which the Party is a party or give rise to a Claim against any other Party for inducing a breach of contract or interfering with contractual or other rights, or similar Claim.

14.3                        Consents and Approvals

No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to any Party in connection with the execution and delivery hereof or the consummation of the transactions contemplated hereby, other than those filings that are necessary in order for the License Company to participate in the Auction Process.  The Parties have or will obtain all necessary consents, approvals, authorizations and permits necessary to perform fully hereunder.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ARTICLE XV.

LIMITATION OF LIABILITY

15.1                        Limited Responsibility

Each Party will be responsible only for services and facilities which are provided by that Party, its Affiliates, authorized agents, subcontractors, or others retained by such Persons, and no Party will bear any responsibility for the services and facilities provided by the other Party, the other Party’s Affiliates, agents, subcontractors, or other Persons retained by such Persons.  No Party will be liable for any act or omission of another Telecommunications Carrier (other than an Affiliate) providing a portion of a service, unless such Telecommunications Carrier is an authorized agent, subcontractor or other Person retained by the Party providing such service.

15.2                        Limitation of Damages

Neither Party will be liable to the other Party or any of its Affiliates for any indirect, incidental, consequential or special damages (including damages for harm to business, lost revenues, lost savings, or lost profits suffered by such Party or any of its Affiliates), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including negligence of any kind whether active or passive, and regardless of whether the Parties or their respective Affiliates knew of the possibility that such damages could result.  The Parties (for themselves and their respective Affiliates) hereby release each other and their respective Affiliates, officers, directors, employees, and agents from any such Claim.

ARTICLE XVI.

CONFIDENTIALITY

16.1                        General

Each Party will hold in confidence and withhold from third parties (other than as permitted below) any and all Proprietary Information received pursuant to this Agreement, and all Proprietary Information used in the preparation and negotiation of this Agreement. Each Party will use such Proprietary Information only to fulfill its obligations or enforce its rights hereunder and for no other purposes unless the disclosing Party will otherwise agree in writing.

16.2                        Obligation to Protect Proprietary Information

Each Party will use commercially reasonable efforts to safeguard any Proprietary Information received pursuant to this Agreement from theft, loss or disclosure to others, and to limit access to Proprietary Information to those officers, directors and employees within the receiving Party’s organization, and subcontractors, consultants, financing sources, investors, advisors, attorneys, service providers, business partners and others who reasonably require

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

access in order to accomplish the aforesaid purposes.  The receiving Party will not be liable for unauthorized use or disclosure of any such Proprietary Information if it can establish that the same (i) is or becomes public knowledge or part of the knowledge or literature within the telecommunications industry without breach of this Agreement by the receiving Party; (ii) is known to the receiving Party without restriction as to further disclosure when received; (iii) is independently developed by the receiving Party as demonstrated by written records or (iv) is or becomes known to the receiving Party from a third party who had a lawful right to disclose it without breach of its contractual obligations.  Specific Proprietary Information will not be deemed to be available to the public or in the possession of the receiving Party merely because it is included within more general information so available or in the receiving Party’s possession.

16.3                        Judicial or Administrative Proceedings

Should the receiving Party be faced with judicial, administrative, legal, regulatory, arbitration, governmental or similar action to disclose Proprietary Information received hereunder, said receiving Party will use commercially reasonable efforts to notify the disclosing Party in sufficient time to permit the disclosing Party to intervene in response to such action.

16.4                        Loss or Unauthorized Use

The receiving Party agrees promptly to notify the disclosing Party of the loss or unauthorized use or disclosure of any Proprietary Information.

16.5                        Nondisclosure Agreements

Subject to Section 16.3, each Party will have any third party or Person to whom it provides the Proprietary Information of any other Party agree in writing to be bound to protect such Proprietary Information on the same conditions as set forth herein.

16.6                        Termination

Upon termination of this Agreement for any reason, the Parties will cease use of all Proprietary Information furnished by any other Party and will, at the direction of the furnishing Party, return or destroy all such Proprietary Information, together with all copies made hereof, except if and to the extent that, and only for so long as, the receiving Party retains a license to use such Proprietary Information.  Upon request, the receiving Party will send the other Party a destruction certificate.

16.7                        Irreparable Injury by Disclosure to Competitors

Specifically, but without limiting the foregoing, each Party agrees and acknowledges that the disclosure by a Party of any Proprietary Information to any competitor of a Party could cause irreparable harm to such Party, and agrees not to make such a disclosure.  Each Party will have the right to enforce the provision of this Section by injunctive relief, including specific performance. Personnel of one Party or its Affiliates present at the premises of one of the other

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Parties or its Affiliates will refrain from obtaining access to information that is proprietary to the customers of such other Party or its Affiliates. Such personnel will comply with the other Party’s or its Affiliates’ reasonable measures established to restrict such access.

16.8                        Survival of Nondisclosure Obligations

The obligations set forth in this ARTICLE XVI will survive the termination of this Agreement for two (2) years.

ARTICLE XVII.

GENERAL PROVISIONS

17.1                        Remedies Cumulative

All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity, unless otherwise specifically provided herein, shall not be mutually exclusive and shall be cumulative and not alternative, and the exercise or beginning of the exercise of any one or more right, power or remedy thereof by a Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party hereunder or under Applicable Law or the principles of equity.

17.2                        Amendment; Waiver

Neither this Agreement nor any provision hereof may be amended, modified, or waived except in a writing signed by the Parties.  No failure or delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power.  No waiver by any Party of any departure by any other Party from any provision of this Agreement shall be effective unless the same shall be in a writing signed by the Party against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice or similar communication by any Party to another shall entitle such other Party to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

17.3                        Assignment

No Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided that (a) American II may subcontract its rights and obligations to an Affiliate without the consent of the License Company, so long as American II remains responsible for compliance with the rights and obligations under this Agreement; (b) American II may assign its rights and obligations without the consent of the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

License Company in connection with a sale of all or substantially all of American II’s assets to the purchaser thereof; (c) American II may assign its rights and obligations to an Affiliate of American II with the consent of the License Company, which consent shall not be unreasonably withheld or delayed, so long as American II remains responsible for compliance with the assigned rights and obligations under this Agreement and (d) American II may assign its rights hereunder to its secured lenders (as a collateral assignment) without the consent of the License Company.  Any assignee shall acknowledge and agree in writing to be bound by the terms hereof.

17.4                        Expenses

Except as specifically provided herein, each Party hereto shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement, including the preparation of this Agreement, and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees, and expenses of its own consultants, accountants, and counsel.

17.5                        Arbitration

(a)                                 Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Within *** after the commencement of arbitration, each Party shall select one Person to act as arbitrator and the two selected shall select a third arbitrator within *** of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.  The place of arbitration shall be Chicago, Illinois or such other place as the Parties may agree.  The arbitrators shall be knowledgeable in the broadband industry and auctions of FCC licenses.  Notwithstanding the foregoing, if the arbitration is consolidated with a then pending arbitration proceeding pursuant to Section 17.5(d), then the arbitrators and the place of arbitration for such then pending proceeding shall be the arbitrators and place of arbitration hereunder.

(b)                                 Interim Relief

Either Party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that Party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(c)                                  Award

The award shall be made within *** of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment.  However, this time limit may be extended by agreement of the Parties and the arbitrators if necessary.

(d)                                 Consent to Consolidation of Arbitrations

Each Party irrevocably consents to consolidating before the same arbitrators any arbitration proceeding under this Agreement with any other arbitration proceedings involving any Party that may be then pending or that are brought under the LLC Agreement, the Credit Agreement or the related loan documents, the Trademark License Agreement or, in each case, any related agreements.

(e)                                  Venue

Each Party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of Delaware and of the United States District Courts located in the State of Delaware for entering of any judgment on the award rendered by the arbitrators; provided that if such courts do not have jurisdiction to enforce such judgment, then the Parties may enter such judgment in any other court having jurisdiction thereof.

17.6                        Entire Agreement; Priority

This Agreement, together with any schedules and exhibits hereto and thereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior and all contemporaneous oral or written negotiations, proposals, offers, agreements, commitments and understandings relating to such subject matters.  However, to the extent there is a conflict between this Agreement and the LLC Agreement, the LLC Agreement will control.

17.7                        Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

17.8                        Force Majeure

(a)                                 Neither Party will be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances or unusually severe weather conditions. In such event, the Party affected will, upon giving prompt notice to the other Party, be excused from such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

performance on a day-to-day basis to the extent of such interference (and the other Party will likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations are related to the performance so interfered with).  The affected Party will use commercially reasonable efforts to avoid or remove the cause of nonperformance and both Parties will proceed to perform with dispatch once the causes are removed or cease.

(b)                                 Notwithstanding the previous subsection, no delay or other failure to perform will be excused pursuant to this Section (i) by the acts or omissions of a Party’s subcontractors, material men, suppliers or other third persons providing products or services to such Party unless such acts or omissions are themselves the product of a force majeure condition and (ii) unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

17.9                        Good Faith Performance

Each Party will act in good faith in its performance under this Agreement and, in each case in which a Party’s consent or agreement is required or requested hereunder, except as otherwise provided herein, such Party will not unreasonably withhold, delay or condition such consent or agreement.

17.10                 Governing Law

This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of law provisions of that or of any other state, all rights and remedies being governed by said laws.

17.11                 Insurance

At all times during the term of this Agreement, each Party (provided that the License Company will obtain insurance only following the close of the Auction) will keep and maintain in force at its own expense all insurance required by Applicable Law, including workers’ compensation insurance and general liability insurance in an amount to be determined promptly upon the close of the Auction for personal injury or death, property damage and automobile liability with coverage for bodily injury and property damage. Upon request by the other Party, a Party will provide to the other Party evidence of such insurance (which may be provided through a program of self-insurance).

17.12                 Joint Work Product

This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and will be fairly interpreted in accordance with its terms. In the event of any ambiguities, no inferences will be drawn against either Party.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

17.13                 Labor Relations

Each Party will be responsible for labor relations with its own employees.  Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party’s timely performance of its obligations under this Agreement and will minimize impairment of service to the other Party (e.g., by using its management personnel to perform work or by other means) to the extent permitted by Applicable Law.

17.14                 No Solicitation

During the term of this Agreement and for a period of *** thereafter, no Party or its Affiliates will, directly or indirectly, for itself or on behalf of any other Person, induce or attempt to induce any employee of the other Party or its Affiliates engaged in activities related to this Agreement to leave his or her employment.  However, this Section 17.14 will not restrict a Party or its Affiliates from (i) conducting any bona fide general solicitations for employees (including through the use of employment agencies) not specifically directed at the other Party’s or its Affiliates’ employees, and will not restrict such Party or its Affiliates from hiring any person who responds to any such general solicitation; (ii) soliciting or hiring any such person who has been terminated by the other Party or its Affiliate prior to commencement of employment discussions between such Party or its Affiliates and such person or (iii) soliciting or hiring any such person who, by themselves, has terminated his or her employment with the other Party or its Affiliate at least two (2) months prior to commencement of employment discussions between such Party or its Affiliate.

17.15                 [Reserved.]

17.16                 Notices

All notices or requests that are required or permitted to be given pursuant to this Agreement shall be given in writing and shall be sent by facsimile transmission, or by first-class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address(es) set forth below, or sent by facsimile to the fax number(s) set forth below, or such other address(es) or fax number(s) as such Party may have substituted by written notice (given in accordance with this Section) to the other Party.  The sending of such notice with confirmation of receipt of the complete transmission (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by first-class certified mail or by overnight courier service) shall constitute the giving thereof.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

If to be given to the Company:	If to be given to American II:
c/o Doyon, Limited	American AWS-3 Wireless II L.L.C.
Attn: Allen M. Todd, General Counsel	Attn: EVP, Corporate Development

If by overnight courier service:	If by overnight courier service:
Doyon, Limited 1 Doyon Place, Suite 300 Fairbanks, AK 99701 2941	9601 South Meridian Blvd. Englewood, Colorado 80112

If by first-class certified mail: Doyon, Limited 1 Doyon Place, Suite 300 Fairbanks, AK 99701 2941	If by first-class certified mail: P.O. Box 6655 Englewood, Colorado 80155

If by facsimile: Fax #: (907) 459-2075	If by facsimile: Fax #: (303) 723-2020

cc: Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attention: Michael A. Brosse Fax: (973) 422-6841

cc: Office of the General Counsel
American AWS-3 Wireless II L.L.C.

If by overnight courier service:
Same address as noted above for American
II overnight courier delivery

If by first-class certified mail:

Same address as noted above for American

II first- class certified mail delivery

If by facsimile: Fax #: (303) 723-2050

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

17.17      Publicity

The Parties agree to cooperate in the preparation and dissemination of publicity concerning this Agreement.  No Party will make a public announcement about this Agreement or the Parties’ discussions related to any aspect of it, without the written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.  Any Party may at any time make announcements which are required by Applicable Law, regulatory bodies, or securities exchange or securities association rules, so long as the Party so required to make the announcement notifies in advance the other Party of such requirement and promptly discusses with the other Party in good faith the wording of any such announcement.

17.18      Regulatory Filings

In addition to the performance by American II of its specific obligations under this Agreement, each Party will cooperate to the extent reasonably practicable in the preparation and filing of any regulatory filings necessary or advisable to permit the performances and operations set forth in this Agreement, including the provision of any information as may reasonably be necessary therefor.

17.19      Relationship of Parties

Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties.  The relationship established by this Agreement will not be construed to create a partnership, joint venture, or any other form of legal entity, nor establish any fiduciary relationship among the Parties or any Affiliate of any Party.  The provision of the services described in this Agreement does not establish any joint undertaking, joint venture, pooling arrangement, partnership, fiduciary relationship or formal business organization of any kind.  Except as specifically provided in this Agreement, nothing in this Agreement will constitute a Party as a legal representative or agent of the other Party, nor will a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party or hold itself out as agent for the other Party, unless otherwise expressly permitted by such other Party.

17.20      Construction

(a)           The singular includes the plural and the plural includes the singular.

(b)           A reference to Applicable Law includes any amendment or modification to such Applicable Law, and all regulations, rulings and other Applicable Law promulgated under such Applicable Law.

(c)           A reference to a Person includes its permitted successors and permitted assigns.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)           Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(e)           The words “include,” “includes” and “including” are not limiting.

(f)            Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(g)           A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(h)           References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto; (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

(i)            The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(j)            References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(k)           The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(l)            Each of the Parties hereto acknowledges that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments hereto.

(m)          All section and descriptive headings and the recitals herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement, and no construction or reference shall be derived therefrom.

(n)           This Agreement will be construed to refer to the provision of services in the United States of America

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

17.21      Severability

Subject to Section 17.22, each provision of this Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision.  In the event that a court or administrative body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the Parties agree that such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration, and shall remain in full force and effect.

17.22      Reformation

(a)           If the FCC should (i) change any FCC Rule in a manner that would adversely affect the enforceability of this Agreement; (ii) directly or indirectly reject or take action to challenge the enforceability of this Agreement or (iii) take any other steps whatsoever, on its own initiative or by petition from another person, to challenge or deny the transactions contemplated hereby, or the eligibility of the License Company to hold any of the licenses won in the Auction or the ability of the License Company to realize the Auction Benefits (each, an “Adverse FCC Action”), then the Parties shall promptly consult with each other and negotiate in good faith to reform and amend this Agreement so as to eliminate or amend to make unobjectionable any portion that is the subject of any Adverse FCC Action (each, an “Adverse FCC Action Reformation”).  Furthermore, subject to consent in writing by American II, in the event of an Adverse FCC Action, the Parties other than American II (the “Non-American II Members”) shall use their best efforts with respect to all aspects of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with American II; provided, however, that in the event that an element of any such Adverse FCC Action materially adversely impacts the material economic benefits of the Non-American II Members (each, an “Economic Element”), then the Non-American II Members may use commercially reasonable efforts solely with respect to the Economic Element of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with American II.  None of the Parties hereto shall take any action that is reasonably likely to contribute to such Adverse FCC Action.

(b)           If the FCC should determine that a portion of this Agreement, after having been reformed pursuant to paragraph (a) above, continues to violate FCC Rules, then such provisions shall be null and void and the remainder of this Agreement shall continue in full force and effect; provided that the relative economic and other rights and benefits expected to be derived by the Parties hereunder are preserved.

17.23      No Third-Party Beneficiaries

This Agreement is entered into solely for the benefit of the Parties and no Person, other than the Parties, their respective successors and permitted assigns, and their Affiliates to the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

extent expressly provided herein, may exercise any right or enforce any obligation hereunder, and nothing herein expressed or implied will create or be construed to create any other third-party beneficiary rights hereunder.

17.24      Subsidiary Guarantors

Within one Business Day following the formation of any Subsidiary of the License Company, the License Company shall cause such Subsidiary (each such Subsidiary, a “Subsidiary Guarantor”) to execute and deliver to American II a Guaranty of the License Company’s obligations under this Agreement, in substantially the form attached hereto as Exhibit B (the “Subsidiary Guarantees”).

17.25      Relationship of Parties.

Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties.  The relationship established by this Agreement will not be construed to create a partnership, franchise, exclusive or non-exclusive distributorship, joint venture, or any other form of legal entity, nor establish any fiduciary relationship among the Parties or any Affiliate of any Party.  The provision of the services described in this Agreement does not establish any joint undertaking, joint venture, pooling arrangement, partnership, fiduciary relationship or formal business organization of any kind. Except as provided in this Agreement, no Party shall act as or hold itself out as agent for the other Party or create or attempt to create liabilities for any other Party.

[Signature Page Follows on Next Page]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

SIGNATURE PAGE TO MANAGEMENT SERVICES AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date and year first above written.

AMERICAN AWS-3 WIRELESS II L.L.C.	NORTHSTAR WIRELESS, LLC

	By:	Northstar Spectrum, LLC
By:		Its sole member
Name:
Title:	By:	Northstar Manager, LLC
Its Manager

	By:	Doyon, Limited
Its Manager

By:
Name:
Title:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit A to Management Services Agreement

EXHIBIT A

Services and Platforms

Reimbursement for the following types of costs and expenses will be calculated and invoiced to the License Company based on the following allocation methodologies.

Usage Based Services:

*** Such costs shall include, but not be limited to:

•                  Long-distance usage

•                  Short message usage

•                  Directory assistance usage

•                  Instant messaging usage

•                  E911

•                  Roaming usage

•                  MMS usage

•                  WAP usage

•                  Roaming (inbound) and inter-carrier billing

•                  All other usage services provided to the License Company or any of its Subsidiaries by American II from time to time at the License Company’s request.

Centralized Technical Operations Services and Adjunct Platforms:

*** Such costs shall include, but not be limited to:

•                  Home Location Register (HLR)

•                  Voicemail system

•                  SMSC for short message service system

•                  MMSC for multimedia applications system

•                  STPs for SS7 signaling and connectivity

•                  Prepaid system

•                  Instant messaging system

•                  Outbound roaming support

•                  Data network (switch and adjunct support only)

•                  VoIP network

•                  1xRTT data

•                  EVDO data

•                  CALEA support and management

•                  LNP number portability support and management

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit A to Management Services Agreement

•                  Circuit management and inventory tracking

•                  Fixed asset tracking

•                  Number management

•                  Network operations center (NOC) monitoring services

•                  Contract and vendor management

•                  Monthly depreciation of capital equipment and capitalized costs to support such services

•                  All other adjunct or centralized technical operations platform or services provided to the License Company or any of its Subsidiaries by American II from time to time at the License Company’s request.

Other Centralized Services and Platforms:

*** Such costs shall include, but not be limited to:

•                  Customer care program setup, oversight and administration

•                  Retention and win-back program planning and management

•                  Information technology planning, setup, implementation, management

•                  Central corporate systems (Oracle, OPM, Fulcrum, EIB, HO)

•                  Insurance, corporate safety, and other treasury functions

•                  Accounting, financial reporting, internal audit

•                  Human resources support and administration

•                  Centralized sales and marketing

•                  Monthly depreciation of capital equipment and capitalized costs to support these services

•                  All other centralized services and platforms provided to the License Company or any of its Subsidiaries by American II from time to time at the License Company’s request.

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*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit A-1 to Exhibit A to Management Services Agreement

Allocation Methodologies

EXHIBIT A-1 to EXHIBIT A

Allocation Methodologies

***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

EXHIBIT B

FORM OF SUBSIDIARY GUARANTY

This Guaranty (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is entered into as of             ,            (the “Effective Date”), by and between AMERICAN AWS-3 WIRELESS II L.L.C., a Colorado limited liability company (“American II”) and [SUBSIDIARY], a Delaware limited liability company (“Guarantor”).

RECITALS

WHEREAS, pursuant to that certain Management Services Agreement (the “Management Agreement”) entered into on September 12, 2014, by and between American II and Northstar Wireless, LLC, a Delaware limited liability company (“License Company”), American II has agreed to provide, among other things, management services to License Company and its subsidiaries with respect to the network build-out and operation of the License Company Systems;

WHEREAS, Guarantor is a wholly-owned subsidiary of License Company;

WHEREAS, Guarantor will derive substantial benefit from the management and other services provided by American II to License Company pursuant to the Management Agreement;

WHEREAS, pursuant to Section 17.24 of the Management Agreement, License Company agreed to cause each of its Subsidiaries to execute and deliver to American II a guaranty of License Company’s Obligations under the Management Agreement;

WHEREAS, but for License Company’s agreement to cause each Subsidiary to execute and deliver this Guaranty, American II would not have entered into the Management Agreement with License Company; and

WHEREAS, Guarantor desires to guarantee and hereby does guarantee all of License Company’s Obligations under the Management Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

ARTICLE I.

DEFINITIONS

1.1                               Definitions

Unless the context shall otherwise require, capitalized terms used but not defined herein shall have the meaning given them in the Management Agreement.  In addition, unless the context shall otherwise require, as used herein the following terms shall have the following meanings:

“American II” shall have the meaning set forth in the preamble.

“demand” shall have the meaning set forth in Section 2.3.

“Effective Date” shall have the meaning set forth in the preamble.

“Guarantor” shall have the meaning set forth in the preamble.

“Guarantor Obligations” shall mean all liabilities and obligations of Guarantor that may arise under or in connection with the Management Agreement and this Guaranty.

“Intercreditor and Subordination Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated as of September 12, 2014 by and among Northstar Manager, LLC, a Delaware limited liability company, and American II, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“License Company” shall have the meaning set forth in the recitals.

“License Company’s Obligations” means all liabilities and obligations of License Company that arise under or in connection with the Management Agreement.

“Management Agreement” shall have the meaning set forth in the recitals.

“NSM Collateral Rights” shall have the meaning set forth in that certain Security Agreement, dated as of September 12, 2014 by and among the License Company, Northstar Spectrum, LLC, a Delaware limited liability company, and American II, as amended, amended and restated, supplemented or otherwise modified from time to time.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

ARTICLE II.

GUARANTEE

2.1                                       Guarantee

(a)                                 Guarantor hereby, unconditionally and irrevocably, guarantees to American II and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by License Company of License Company’s Obligations as and when required.

(b)                                 Guarantor waives any right or claims of right to cause a marshalling of License Company’s assets to the fullest extent permitted by Applicable Law.

(c)                                  Notwithstanding the foregoing or anything else contained herein to the contrary, American II acknowledges and agrees that the obligations of the Guarantor hereunder are subject to the NSM Collateral Rights to the extent and on the terms set forth in the Intercreditor and Subordination Agreement, until the Interest Purchase Agreement, the NSM Security Agreement, and the NSM Pledge Agreement terminate in accordance with the terms thereof.

2.2.                            Amendments, Etc. with Respect to License Company’s Obligations

Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment or performance of any of License Company’s Obligations made by American II may be rescinded by it, and License Company’s Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by American II (in accordance with the terms thereof), and the Management Agreement and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented, otherwise modified, or terminated, in whole or in part, as American II may deem advisable from time to time (with the consent of License Company or Guarantor, if required hereunder or thereunder), and any collateral security, guaranty, or right of offset at any time held by American II, for the payment of License Company’s Obligations may be sold, exchanged, waived, surrendered, or released.

2.3                               Guarantee Absolute and Unconditional

Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of License Company’s Obligations and notice of or proof of reliance by American II upon this Guaranty or acceptance of this Guaranty; License Company’s Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

amended or waived, in reliance upon this Guaranty; and all dealings between License Company and Guarantor, on the one hand, and American II, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Guarantor waives diligence, presentment, protest, demand for payment and notice of default, notice of nonpayment, notice of dishonor, and all other notices of any kind to or upon License Company or Guarantor with respect to License Company’s Obligations and any exemption rights that either may have.  Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute, and unconditional guaranty of payment and performance without regard to (a) the validity or enforceability of the Management Agreement, any of License Company’s Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by American II; (b) any defense, set off, or counterclaim (other than a defense of payment or performance in full hereunder) that may at any time be available to or be asserted by License Company or any other Person against American II or (c) any other circumstance whatsoever (with or without notice to or knowledge of License Company or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of License Company for License Company’s Obligations or of Guarantor under this Guaranty, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantor, American II may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against License Company or any other Person or against any collateral security or guaranty for License Company’s Obligations or any right of offset with respect thereto, and any failure by American II to make any such demand, to pursue such other rights or remedies or to collect any payments from License Company or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of License Company or any other Person or any such collateral security, guaranty or right of offset, shall not relieve Guarantor of any Guarantor Obligations, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of American II against Guarantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.4                               Reinstatement

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of License Company’s Obligations is rescinded or must otherwise be restored or returned by American II upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of License Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or collateral agent or similar officer for, License Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.5                               Payments and Performance

Guarantor hereby guarantees that the Guarantor Obligations shall be paid or performed, as applicable, without set off or counterclaim (other than compulsory counterclaims),

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

and as applicable, in United States dollars and in immediately available funds at the address of American II set forth in this Guaranty.

2.6                               Termination of Guaranty

This Guaranty shall terminate upon the earlier to occur of (a) the payment and satisfaction in full of the License Company’s Obligations (other than unaccrued and contingent indemnification obligations) or (b) the mutual agreement of the License Company and American II.  Upon any such termination, American II shall take such actions and execute such documents (at the Guarantor’s expense) as the Guarantor may reasonably request to evidence or give further effect to such termination.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of Guarantor

Guarantor hereby represents and warrants to American II as follows:

(o)                                 It is a [limited liability company] duly organized, validly existing and in good standing under the laws of the State of [Delaware], and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

(p)                                 It has the requisite power and authority to execute, deliver and perform this Guaranty and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder.

(q)                                 Its execution and delivery of this Guaranty and its consummation of the transactions contemplated hereunder have been duly and validly authorized by its Board of Directors (or equivalent governing body) and no other proceedings on its part which have not been taken are necessary to authorize this Guaranty or to consummate such transactions.

(r)                                    This Guaranty has been duly executed and delivered by it and constitute its valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and by general principles of equity.

(s)                                   Neither its execution, delivery and performance of this Guaranty, nor its consummation of the transactions contemplated hereunder shall (i) conflict with, or result in a breach or violation of, any provision of its constituent documents; (ii) constitute, with or without the giving of notice or passage of time or both, a material breach, violation or default, create a material Lien, or give rise to any right of termination, modification, cancellation, prepayment or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

acceleration, under (A) any Applicable Law or license or (B) any material note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets or (iii) require any consent which has not already been obtained except as may be required under the FCC Rules.

There is no (i) action, claim, proceeding, investigation or controversy pending or, to its knowledge, threatened against it or any of its properties or assets or (ii) judgment, order, award or consent decree outstanding against or affecting it, in either event that could have a material adverse effect on its ability to consummate the transactions contemplated under this Guaranty or to fulfill its obligations hereunder.

ARTICLE IV.

COVENANTS

4.1                               Further Assurances

Guarantor shall execute and deliver any such further documents and shall take such further actions as American II may at any time or times reasonably request, at the expense of American II, consistent with the provisions hereof in order to carry out effect the intent and purposes of this Guaranty.

ARTICLE V.

MISCELLANEOUS

5.1                               Entire Agreement; Amendment

This Guaranty, together with any schedules and exhibits hereto and thereto, constitute the entire agreement and  understanding of the parties with respect to the subject matter hereof and supersedes all prior and all contemporaneous oral or written negotiations, proposals, offers, agreements, commitments and understandings relating to such subject matters.

5.2                               Successors and Assigns

This Guaranty may not be assigned by Guarantor without the prior written consent of American II, which consent may be withheld in its sole and absolute discretion. American II may assign all or a portion of its rights under this Guaranty to an Affiliate of American II without the consent of the Guarantor, provided that such Affiliate of American II agrees to be bound by all of the terms hereof, provided further that, unless License Company otherwise consents in its sole and absolute discretion, American II shall remain obligated under this Guaranty. No such permitted assignment shall relieve any Party hereto of any liability for a breach of this Guaranty by such Party or its assignee. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors in interest.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

5.3                               Remedies Cumulative

Notwithstanding anything to the contrary herein, all rights, powers and remedies of American II hereunder and under the Management Agreement or otherwise available in respect hereof at law or in equity shall not be mutually exclusive, shall be cumulative and not alternative, and the exercise, or beginning of the exercise, of one or more right, power or remedy by American II pursuant to the Management Agreement, this Guaranty, the other related documents, shall not preclude the simultaneous or later exercise by American II of any other such right, power or remedy hereunder, or under Applicable Law or the principles of equity.

5.4                               Counterparts

This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

5.5                               Amendment; Waiver

Neither this Guaranty nor any provision hereof may be amended, modified, or waived except in a writing signed by the parties.  No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power.  No waiver by any party of any departure by any other party from any provision of this Guaranty shall be effective unless the same shall be in a writing signed by the party against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice or similar communication by any party to another shall entitle such other party to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

5.6                               Payments or Performance on Business Days

Whenever any payment or performance to be made hereunder or in respect to any Guarantor Obligation shall be stated to be due or performed on a day other than a Business Day, such payment or performance may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or performance.

5.7                               Expenses

Except as specifically provided herein or in the Management Agreement, each party hereto shall pay all costs and expenses incurred by it or on its behalf in connection with this Guaranty and the Management Agreement, including their preparation, and the transactions contemplated hereby and thereby, including, without limiting the generality of the foregoing, fees, and expenses of its own consultants, accountants, and counsel.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

5.8                               Notices

All notices or requests that are required or permitted to be given pursuant to this Guaranty shall be given in writing and shall be sent by facsimile transmission, or by first-class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address(es) set forth below, or sent by facsimile to the fax number(s) set forth below, or such other address(es) or fax number(s) as such Party may have substituted by written notice (given in accordance with this Section) to the other Party.  The sending of such notice with confirmation of receipt of the complete transmission (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by first-class certified mail or by overnight courier service) shall constitute the giving thereof.

If to be given to Guarantor:	If to be given to American II:
c/o Doyon, Limited	American AWS-3 Wireless II L.L.C.
Attn: Allen M. Todd, General Counsel If by overnight courier service:	Attn: EVP, Corporate Development If by overnight courier service:
Doyon, Limited 1 Doyon Place, Suite 300 Fairbanks, AK 99701-2941 If by first-class certified mail: Doyon, Limited 1 Doyon Place, Suite 300 Fairbanks, AK 99701-2941	9601 South Meridian Blvd. Englewood, Colorado 80112 If by first-class certified mail: P.O. Box 6655 Englewood, Colorado 80155

If by facsimile: Fax #: (907) 459-2075	If by facsimile: Fax #: (303) 723-2020

cc: Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attention: Michael A. Brosse Fax: (973) 422-6841	cc: Office of the General Counsel American AWS-3 Wireless II L.L.C. If by overnight courier service: Same address as noted above for American II overnight courier delivery

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

If by first-class certified mail: Same address as noted above for American II first- class certified mail delivery If by facsimile:
Fax #: (303) 723-2050

5.9                               Severability

Subject to Section 5.10, each provision of this Guaranty shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision.  In the event that a court or administrative body of competent jurisdiction holds any provision of this Guaranty to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Guaranty shall not be affected by such alteration, and shall remain in full force and effect.

5.10                        Reformation

(a)                                 If the FCC should (i) change any FCC Rule in a manner that would adversely affect the enforceability of this Guaranty; (ii) directly or indirectly reject or take action to challenge the enforceability of this Guaranty or (iii) take any other steps whatsoever, on its own initiative or by petition from another Person, to challenge or deny the transactions contemplated hereby or the eligibility of the License Company to hold any of the licenses won in the Auction or the ability of the License Company to realize the Auction Benefits (each, an “Adverse FCC Action”), then the Parties shall promptly consult with each other and negotiate in good faith to reform and amend this Guaranty so as to eliminate or amend to make unobjectionable any portion that is the subject of any Adverse FCC Action (each, an “Adverse FCC Action Reformation”).  Furthermore, subject to consent in writing by American II, in the event of an Adverse FCC Action, the Parties other than American II (the “Non-American II Members”) shall use their best efforts with respect to all aspects of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with American II; provided, however, that in the event that an element of any such Adverse FCC Action materially adversely impacts the material economic benefits of the Non-American II Members (each, an “Economic Element”), then the Non-American II Members may use commercially reasonable efforts solely with respect to the Economic Element of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with American II.  None of the Parties hereto shall take any action that is reasonably likely to contribute to such Adverse FCC Action.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

(b)                                 If the FCC should determine that a portion of this Guaranty, after having been reformed pursuant to paragraph (a) above, continues to violate FCC Rules, then such provisions shall be null and void and the remainder of this Guaranty shall continue in full force and effect; provided that the relative economic and other rights and benefits expected to be derived by the parties hereunder are preserved.

5.11                        Governing Law

This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of law provisions of that or of any other state, all rights and remedies being governed by said laws.

5.12                        Arbitration

(a)                                 Arbitration.  Any controversy or claim arising out of or relating to this Guaranty, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Within *** after the commencement of arbitration, each Party shall select one Person to act as arbitrator and the two selected shall select a third arbitrator within *** of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.  The place of arbitration shall be Chicago, Illinois or such other place as the Parties may agree.  The arbitrators shall be knowledgeable in the broadband industry and auctions of FCC licenses.  Notwithstanding the foregoing, if the arbitration is consolidated with a then pending arbitration proceeding pursuant to Section 5.12(d), then the arbitrators and the place of arbitration for such then pending proceeding shall be the arbitrators and place of arbitration hereunder.

(b)                                 Interim Relief.  Any Party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Guaranty or under the Management Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy).

(c)                                  Award.  The award shall be made within *** of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment.  However, this time limit may be extended by agreement of the Parties and the arbitrators if necessary.

(d)                                 Consent to Consolidation of Arbitrations.  Each party irrevocably consents to consolidating any arbitration proceeding under this Guaranty and with any other arbitration proceedings involving any Party that may be then pending that are brought under the LLC

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

Agreement, the Management Agreement (to the extent provided therein) or any related agreements.

(e)                                  Venue.  Each Party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of Delaware and of the United States District Courts located in the State of Delaware for entering of any judgment on the award rendered by the arbitrators; provided that if such courts do not have jurisdiction to enforce such judgment, then the parties may enter such judgment in any other court having jurisdiction thereof.

5.13                        American II’s Discretion

Unless this Guaranty shall otherwise expressly provide, American II shall have the right to make any decision, grant or withhold any consent, and exercise any other right or remedy hereunder in its sole and absolute discretion.

5.14                        Construction

(a)                                 The singular includes the plural and the plural includes the singular.

(b)                                 A reference to Applicable Law includes any amendment or modification to such Applicable Law, and all regulations, rulings and other Applicable Law promulgated under such Applicable Law.

(c)                                  A reference to a Person includes its permitted successors and permitted assigns.

(d)                                 Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

(e)                                  The words “include,” “includes” and “including” are not limiting.

(f)                                   A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Guaranty (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Guaranty shall control.

(g)                                  References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto; (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

(h)                                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(i)                                     References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(j)                                    Each of the parties hereto acknowledges that it has reviewed this Guaranty and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or any amendments hereto.

(k)                                 All section and descriptive headings and the recitals herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guaranty, and no construction or reference shall be derived therefrom.

5.15                        [Reserved.]

5.16                        General Limitation on Guarantor Obligations

In any action or proceeding involving any state corporate, limited partnership, or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization, or other law affecting the rights of creditors generally, if the obligations of Guarantor under Section 2.1 would otherwise be held or determined to be void, voidable, invalid, or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by Guarantor, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

5.17                        Consent

Guarantor hereby acknowledges receiving copies of the Management Agreement and the LLC Agreement and consents to the terms and provisions of each thereof as each applies to this Guaranty.

[Signature Pages Follow]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Exhibit B to Management Services Agreement

Form of Subsidiary Guaranty

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty, or have caused this Guaranty to be signed in their respective names by an officer, hereunto duly authorized, on the date first written above.

AMERICAN AWS-3 WIRELESS II L.L.C.	[SUBSIDIARY],
as Guarantor

By:	By	Northstar Wireless, LLC,
Name:		Its sole member
Title:
	By	Northstar Spectrum, LLC,
Its sole member

	By	Northstar Manager, LLC,
Its Manager

	By	Doyon, Limited,
Its Manager

By:
Name:
Title:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.